Exhibit (d)(3)(xxii)

Schedule A to

Third Amended and Restated Expense Limitation Agreement of Ashmore Funds

(as assigned from Ashmore Investment Management Limited to Ashmore Investment Advisors Limited on July 18, 2014)

Amended as of February 28, 2026

Covered Funds

Covered Fund	Class	Expense Limit	Commencement Date*	Expiration Date
Ashmore Emerging Markets Corporate Income Fund	Institutional Class	0.87%	11/25/2010	2/28/2027
	Class A	1.12%	2/21/2011	2/28/2027
	Class C	1.87%	2/21/2011	2/28/2027
Ashmore Emerging Markets Local Currency Bond Fund	Institutional Class	0.77%	11/25/2010	2/28/2027
	Class A	1.02%	2/21/2011	2/28/2027
	Class C	1.77%	2/21/2011	2/28/2027
Ashmore Emerging Markets Short Duration Fund	Institutional Class	0.67%	6/23/2014	2/28/2027
	Class A	0.92%	6/23/2014	2/28/2027
	Class C	1.67%	6/23/2014	2/28/2027
Ashmore Emerging Markets Total Return Fund	Institutional Class	1.02%	11/25/2010	2/28/2027
	Class A	1.27%	2/21/2011	2/28/2027
	Class C	2.02%	2/21/2011	2/28/2027
Ashmore Emerging Markets Equity Fund	Institutional Class	1.02%	6/15/2011	2/28/2027
	Class A	1.27%	9/30/2011	2/28/2027
	Class C	2.02%	9/30/2011	2/28/2027

Ashmore Emerging Markets Frontier Equity Fund	Institutional Class	1.52%	9/25/2013	2/28/2027
	Class A	1.77%	9/25/2013	2/28/2027
	Class C	2.52%	9/25/2013	2/28/2027
Ashmore Emerging Markets Active Equity Fund	Institutional Class	1.02%	11/1/2016	2/28/2027
	Class A	1.27%	11/1/2016	2/28/2027
	Class C	2.02%	11/1/2016	2/28/2027
Ashmore Emerging Markets Equity ESG Fund	Institutional Class	1.02%	1/29/2020	2/28/2027
	Class A	1.27%	1/29/2020	2/28/2027
	Class C	2.02%	1/29/2020	2/28/2027
Ashmore Emerging Markets Debt Fund[1]	Institutional Class	0.67%	9/14/2020	2/28/2027
	Class A	0.92%	9/14/2020	2/28/2027
	Class C	1.67%	9/14/2020	2/28/2027
Ashmore Emerging Markets Equity ex China Fund	Institutional Class	1.02%	5/22/2024	2/28/2027
	Class A	1.27%	5/22/2024	2/28/2027
	Class C	2.02%	5/22/2024	2/28/2027

[1]	Previously Ashmore Emerging Markets Investment Grade Income Fund. Prior to August 1, 2023, the expense limit was 0.72% for Institutional Class, 0.97% for Class A and 1,72% for Class C.

*

The Amended and Restated Expense Limitation Agreement, dated as of December 21, 2010, took effect on the date shown for each Covered Fund. Effective February 28, 2015, Schedule A to the Amended and Restated Expense Limitation Agreement was amended to reduce the Expense Limit for Class A and Class C shares of each Covered Fund (with the exception of Ashmore Emerging Markets Active Equity Fund, Ashmore Emerging Markets Equity ESG Fund, Ashmore Emerging Markets Debt Fund and Ashmore Emerging Markets Equity ex China Fund, which commenced operations after that date).

Dated as of: February 28, 2026

IN WITNESS WHEREOF, the Trust and the Manager have each caused this amended Schedule A to the Second Amended and Restated Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:
Name:	Matthew Butryman
Title:	Authorized Signatory

ASHMORE INVESTMENT ADVISORS LIMITED

By:
Name:	Paul Ng
Title:	Authorized Signatory

Date: February 24, 2026